EXHIBIT 99.2
STINGRAY ENERGY SERVICES LLC AND AFFILIATE

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
CONDENSED COMBINED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
ASSETS	2017	2016
CURRENT ASSETS
Cash and cash equivalents	$1,417,510	$1,930,065
Accounts receivable, net	743,062	625,914
Receivables from related parties	8,077,607	5,634,618
Inventories	310,141	265,671
Prepaid expenses and other current assets	123,978	185,403
Total current assets	10,672,298	8,641,671

Property, plant and equipment, net	14,581,419	13,948,660
Other non-current assets	6,995	7,715
Total assets	$25,260,712	$22,598,046

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$4,258,074	$3,327,009
Payables to related parties	1,866,873	1,362,324
Accrued expenses and other current liabilities	439,884	254,752
Current maturities of long-term debt	2,878,403	870,885
Total current liabilities	9,443,234	5,814,970

Long-term debt	4,336,377	4,566,964
Total liabilities	13,779,611	10,381,934

COMMITMENTS AND CONTINGENCIES (Note 9)

Members' Equity	11,481,101	12,216,112
Total liabilities and members' equity	$25,260,712	$22,598,046

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
CONDENSED COMBINED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31,
(UNAUDITED)

	2017	2016
REVENUE
Services revenue	$581,701	$1,207,561
Services revenue - related parties	8,407,129	3,498,238
Total Revenue	8,988,830	4,705,799

COST AND EXPENSES
Services cost of revenue	7,967,874	4,340,291
Services cost of revenue - related parties	44,206	90,965
Selling, general and administrative	133,316	127,751
Selling, general and administrative - related parties	252,814	151,102
Depreciation and amortization	1,254,491	1,229,728
Total cost and expenses	9,652,701	5,939,837
Operating loss	(663,871)	(1,234,038)

OTHER EXPENSE
Interest expense	(71,140)	(60,176)
Other, net	—	—
Total other expense	(71,140)	(60,176)

Net loss	$(735,011)	$(1,294,214)

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
CONDENSED COMBINED STATEMENTS OF MEMBERS' EQUITY
(UNAUDITED)

Balance at January 1, 2016	$16,749,832
Net loss	(4,533,720)
Balance at December 31, 2016	12,216,112
Net loss	(735,011)
Balance at March 31, 2017	$11,481,101

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31,
(UNAUDITED)

	2017	2016
Cash flows from operating activities
Net loss	$(735,011)	$(1,294,214)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	1,254,491	1,229,728
Amortization of debt origination costs	8,941	965
Bad debt expense	20,241	209,237
Loss on disposal of property and equipment	—	—
Changes in assets and liabilities:
Accounts receivable, net	(137,389)	(93,149)
Receivables from related parties	(2,442,989)	1,537,129
Inventories	(44,470)	65,967
Prepaid expenses and other assets	73,444	(97,079)
Accounts payable	931,065	(264,657)
Payables to related parties	504,549	63,018
Accrued expenses and other liabilities	340,847	127,367
Net cash (used in) provided by operating activities	(226,281)	1,484,312

Cash flows from investing activities:
Purchases of property and equipment	(2,042,964)	—
Proceeds from disposal of property and equipment	—	—
Net cash used in investing activities	(2,042,964)	—

Cash flows from financing activities:
Proceeds from debt	2,000,000	—
Repayments on debt	(223,069)	(221,118)
Deferred issuance costs	(20,241)	—
Members' distributions	—	—
Net cash provided by (used in) financing activities	1,756,690	(221,118)
Net (decrease) increase in cash and cash equivalents	(512,555)	1,263,194
Cash and cash equivalents at beginning of period	1,930,065	2,535,920
Cash and cash equivalents at end of period	$1,417,510	$3,799,114

Supplemental disclosure of cash flow information:
Cash paid for interest	$62,241	$63,092
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in trade accounts payable	$—	$76,038

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

1.	Organization, Operations and Basis of Presentation

Organization

Stingray Energy Services LLC ("SR Energy") was formed February 5, 2013 as a Delaware limited liability company and is based in Oklahoma. Stingray Cementing LLC ("Cementing") was formed May 29, 2012 as a Delaware limited liability company and is based in Oklahoma. Both of the entities were formed by Wexford Capital LP ("Wexford") and Gulfport Energy Corporation ("Gulfport"), are under common control and are referred to collectively as "Stingray" or "the Company."

Operations

The Company provides completion and production services and oilfield rentals for oil and natural gas exploration companies. Completion and production services include cementing in the casing pipe and pressure control. The Company operates primarily within the Utica Shale in Ohio and surrounding areas.

Basis of Presentation

The combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). All material accounts and transactions between the entities within the Company have been eliminated in the combined financial statements.

2.	Summary of Significant Accounting Policies
(a) Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include but are not limited to the allowance for doubtful accounts, reserves for self-insurance, depreciation and amortization of property and equipment and future cash flows and fair values used to assess recoverability and impairment of long-lived assets.

(b) Cash and Cash Equivalents
All highly liquid investments with an original maturity of three months or less when acquired are considered cash equivalents. The Company maintains its cash accounts in financial institutions that are insured by the Federal Deposit Insurance Corporation. Cash balances from time to time may exceed the insured amounts; however the Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks on such accounts. The Company had no restricted cash included in its cash or current asset balances at March 31, 2017 or December 31, 2016.

(c) Accounts Receivable
Accounts receivable include amounts due from customers for services performed and are recorded as the work progresses. The Company grants credit to customers in the ordinary course of business and generally does not require collateral. Most areas in which the Company operates provide for a mechanic’s lien against the property on which the service is performed if the lien is filed within the statutorily specified time frame. Customer balances are generally considered delinquent if unpaid by the 30th day following the invoice date and credit privileges may be revoked if balances remain unpaid. The Company regularly reviews receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events, and other factors. As the financial condition of customers change, circumstances develop, or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. In the event the Company was to determine that a customer may not be able to make required payments, the Company would increase the allowance through a charge to income in the period in which that determination is made. Uncollectible accounts receivable are periodically charged against the allowance for doubtful accounts once final determination is made of their uncollectability.

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

Following is a roll forward of the allowance for doubtful accounts for the three months ended March 31, 2017 and the year ended December 31, 2016:

Balance, January 1, 2016	$196,198
Additions charged to expense	209,237
Deductions for uncollectible receivables written off	(166,948)
Balance, December 31, 2016	$238,487
Additions charged to expense	20,241
Deductions for uncollectible receivables written off	(689)
Balance, March 31, 2017	$258,039

(d) Inventories
Inventories are stated at the lower of cost or market, determined on a weighted average cost basis. Inventories consist of consumable supplies. The Company assesses the valuation of its inventories based upon specific usage and future utility. A charge to results of operations is taken when factors that would result in a need for a reduction in the valuation, such as excess or obsolete inventory, are determined.

(d) Prepaid Expenses and Other Current Assets
Prepaid expenses primarily consist of insurance costs and rent. Insurance costs and rent are expensed over the periods that these costs benefit.

(e) Property and Equipment
Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized while minor replacements, maintenance and repairs, which do not increase the capacity, improve the efficiency or safety, or extend the useful life of such assets, are charged to operations as incurred. Disposals are removed at cost, less accumulated depreciation, and any resulting gain or loss is reflected in operations.

Depreciation is calculated using the straight-line method over the shorter of the estimated useful life, or the remaining lease term, as applicable.

(f) Long-Lived Assets
The Company reviews long-lived assets for recoverability in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 360, Impairment or Disposal of Long-Lived Assets, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of such assets is evaluated by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with the assets. If such evaluations indicate that the future undiscounted cash flows from the assets are not sufficient to recover the carrying amount of such assets, the assets are adjusted to their estimated values. There was no impairment recorded for the three months ended March 31, 2017 or 2016.

(g) Revenue Recognition
The Company recognizes revenue when services are performed, collection of the receivable is probable, persuasive evidence of an arrangement exists, and the price is fixed and determinable. Services are sold without warranty or right of return. Taxes assessed on revenue transactions are presented on a net basis and are not included in revenue.

The Company typically generates revenues on a day rate, hourly rate or contracted basis, and revenue is recognized when the services are completed and collectability is reasonably assured. Additional revenue may be generated through labor charges and the sale of consumable supplies that are incidental to the service being performed. Revenue from labor charges are recognized as labor is performed and revenue from consumable supplies is recognized as the consumables are used in the delivery of the overall services. Proceeds from customers for the cost of oilfield rental equipment that is involuntarily damaged or lost down-hole are reflected as revenues and typically recognized upon completion of the job.

The timing of revenue recognition may differ from contract billing or payment schedules, resulting in revenues that have been earned but not billed (unbilled revenue). The Company had $287,577 and $338,212 of unbilled revenue included in

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

trade accounts receivable at March 31, 2017 and December 2016, respectively. The Company had $2,852,790 and $2,361,133 of unbilled revenue included in related party accounts receivable at March 31, 2017 and December 2016, respectively.

(h) Cost of Services
The primary components of cost of services are those salaries, consumable supplies, repairs and maintenance and general operational costs that are directly associated with the services performed for the customers. Cost of services - related parties reflects expenses from related parties.

(i) Equity-Based Compensation
The Company records equity-classified, equity-based payments at fair value on the date of the grant, and expenses the value of the equity-based payments in compensation expenses over the applicable vesting periods.

(j) Income Taxes
Each of the operating entities comprising the Company are limited liability companies and as such are treated as pass-through entities for income tax purposes. As a pass-through entity, income taxes on net earnings are payable by the members and are not reflected in the financial statements.

As required by Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 740, Income Taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. During the three month ended March 31, 2017 and for the year ended December 31, 2016, there were no financial statement benefits or obligations recognized related to uncertain tax positions.

The Company’s accounting policy relating to income tax penalties and interest assessments is to accrue for these costs and record a charge to selling, general and administrative expense for tax penalties and a charge to interest expense for interest assessments during the period the Company has unrecognized tax benefits. The pass-through entities are not subject to tax examinations by tax authorities for years before 2013.

(k) Concentration of Credit Risk and Significant Customers
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents occasionally in excess of federally insured limits and trade receivables. The Company’s accounts receivable have a concentration in the oil and natural gas industry and the customer bases consists primarily of independent oil and natural gas producers. Sales to one related party customer accounted for 91% and 71% of net sales for the three months ended March 31, 2017 and 2016, respectively and 87% of accounts receivable at March 31, 2017 and December 31, 2016, respectively.

(l) Environmental Matters
Estimated remediation costs are accrued using currently available facts, existing environmental permits, technology and enacted laws and regulations. For sites where we are primarily responsible for remediation, our cost estimates are developed based on internal evaluations and are not discounted. Accruals are recorded when it is probable that we will be obligated to pay for environmental site evaluation, remediation or related activities, and such costs can be reasonably estimated. As additional information becomes available, accruals are adjusted to reflect current cost estimates. Ongoing environmental compliance costs, such as obtaining environmental permits, installation of pollution control equipment and waste disposal are expensed as incurred.

The Company did not recognize or accrue any environmental expense as of and for the three month ended March 31, 2017 and for the year ended December 31, 2016.

(m) New Accounting Pronouncements
In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” which changes inventory measured using any method other than last-in, first-out (LIFO) or the retail inventory method (for example, inventory measured using first-in, first-out (FIFO) or average cost) at the lower of cost and net realizable value. ASU 2015-11 is effective for annual and interim reporting periods beginning after December 15, 2016, with early

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

adoption permitted. We do not expect the adoption of this guidance to have a material effect on the Company's combined financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers.” ASU 2014-09 supersedes existing revenue recognition requirements in GAAP and requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. Additionally, it requires expanded disclosures regarding the nature, amount, timing and certainty of revenue and cash flows from contracts with customers. The ASU was effective for annual and interim reporting periods beginning after December 15, 2017, using either a full or a modified retrospective application approach; however, in July 2015 the FASB decided to defer the effective date by one year (until 2019) by issuing ASU No. 2015-14, "Revenue From Contracts with Customers: Deferral of the Effective Date." The Company expects to adopt this new revenue guidance utilizing the retrospective method of adoption in the first quarter of 2018, and because the Company is still evaluating the portion of its revenues that may be subject to the new leasing guidance discussed below, it is unable to quantify the impact that the new revenue standard will have on the Company’s combined financial statements upon adoption.

In February 2016, the FASB issued ASU No. 2016-2 “Leases” amending the current accounting for leases. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less.  All other leases will fall into one of two categories: (i) a financing lease or (ii) an operating lease. Lessor accounting remains substantially unchanged with the exception that no leases entered into after the effective date will be classified as leveraged leases. For sale leaseback transactions, a sale will only be recognized if the criteria in the new revenue recognition standard are met. ASU 2016-2 is effective for fiscal years beginning after December 15, 2019, and interim periods within that fiscal year. Early adoption is permitted. Since a portion of the Company’s revenue may be subject to this new leasing guidance, it expects to adopt this updated leasing guidance at the same time its adopts the new revenue standard discussed above, utilizing the retrospective method of adoption. This new leasing guidance will also impact the Company in situations where it is the lessee, and in certain circumstances it will have a right-of-use asset and lease liability on its combined financial statements. The Company is currently evaluating the effect the new guidance will have on our combined financial statements and results of operations.

3.	Inventory
A summary of the Company's inventory is shown below:

	March 31,	December 31,
	2017	2016
Sand	$450	$450
Cement and related supplies	309,691	265,221
Total inventory	310,141	265,671

4.	Prepaid Expenses and Other Current Assets
Prepaid and other current assets consists of the following:

	March 31,	December 31,
	2017	2016
Prepaid rent	$20,700	$15,600
Prepaid insurance	83,305	166,611
Other	19,973	3,192
	$123,978	$185,403

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

5.	Property, Plant and Equipment
Property, plant and equipment include the following:

		March 31,	December 31,
	Useful Life	2017	2016
Land		487,891	487,891
Buildings	15-20 years	4,707,264	4,707,264
Office equipment, furniture and fixtures	3-15 years	121,964	121,964
Machinery and equipment	7-20 years	24,822,971	22,786,889
Vehicles, trucks and trailers	5-10 years	1,303,909	1,263,772
		31,443,999	29,367,780
Deposits on equipment and equipment in process of assembly		135,460	324,430
		31,579,459	29,692,210
Less: accumulated depreciation		16,998,040	15,743,550
Property, plant and equipment, net		$14,581,419	$13,948,660

Depreciation expense was $1,254,491 and $1,229,728, respectively, for the three months ended March 31, 2017 and 2016.

Deposits on equipment and equipment in process of assembly represents deposits placed with vendors for equipment that is in the process of assembly and purchased equipment that is being outfitted for its intended use. The equipment is not yet placed in service.

6.	Accrued and Other Current Liabilities
Accrued and other current liabilities consists of the following:

	March 31,	December 31,
	2017	2016
Accrued compensation, benefits and related taxes	$369,174	$187,294
Accrued interest	22,434	22,434
Insurance	25,000	25,000
Taxes	23,277	20,024
	$439,885	$254,752

7.	Long-Term Debt
Long-term debt consists of the following:

	March 31,	December 31,
	2017	2016
Term loans	$7,214,780	$5,437,849
Less current portion	(2,878,403)	(870,885)
	$4,336,377	$4,566,964

On December 4, 2013, the Company entered into an $8,543,142 term loan with a third party lender. The loan subjects the Company to certain financial reporting requirements and financial covenants. The loan requires maintenance of a minimum tangible net worth of $5,000,000 plus 50% of all earnings beginning December 31, 2013. The loan also requires

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

a debt service coverage ratio in excess of 1.25 to 1.00. The loan is secured by certain specified equipment. The loan matures over 42 months and requires monthly payments of interest beginning in January 2014 and monthly payments of principal and interest beginning in January 2015. The maturity date was originally June 5, 2018. On December 21, 2015, the term loan was modified to extend the maturity date of the loan to December 5, 2022. The modified loan requires a debt to equity ratio of 2.50 to 1.00 or less. The loan also requires a debt service coverage ratio in excess of 1.25 to 1.00. The loan bears interest at a rate of 4.95% until January 2020 and then converts to the prime lending rate for large US Money Center Commercial banks plus 1.5% and is subject to a floor of 4.95%. The outstanding balance at March 31, 2017 and December 31, 2016 was $5,065,196 and $6,001,219, respectively. The interest rate at March 31, 2017 and December 31, 2016 was 4.95%. The Company was not in compliance with certain covenants at December 31, 2016 and March 31, 2017, however it obtained a waiver through December 31, 2017 for its debt service coverage ratio and April 30, 2017 for the lender's receipt of the annual audited financial statements. The Company was in compliance with all other covenants at March 31, 2017 and December 31, 2016.

On January 7, 2015, the Company entered into a $51,420 term note to purchase equipment from a third party vendor. The note is secured by certain specified equipment. The note requires a $1,553 payment monthly of principal and interest at a fixed rate of 5.5% and has a maturity date of January 15, 2018. The outstanding balance at March 31, 2017 and December 31, 2016 was $15,176 and $19,589, respectively.

On January 7, 2015, the Company also entered into a $146,649 term note to purchase equipment from the third party vendor. The note is secured by certain specified equipment. The note requires a $3,054 payment monthly of principal and interest and has a maturity date of January 15, 2019. The outstanding balance at March 31, 2017 and December 31, 2016 was $64,159 and $73,685, respectively.

On March 5, 2015, the Company entered into a $155,287 term note to purchase equipment from the third party vendor. The note is secured by certain specified equipment. The note requires a $3,697 payment monthly of principal and interest and matures on August 5, 2018. The outstanding balance at March 31, 2017 and December 31, 2016 was $70,249 and $81,341, respectively.

On February 10, 2017, the Company executed a new long-term loan agreement for $2,000,000 with a third party lender. The note is secured by certain specified equipment. The note matures on July 1, 2017. The outstanding balance at March 31, 2017 was $2,000,000.

At March 31, 2017, the aggregate maturities of long-term debt are as follows:

Year ended December 31:	Amount
2017	$2,647,816
2018	886,706
2019	853,167
2020	896,134
2021	943,020
Thereafter	987,937
$7,214,780

8.	Members' Equity
Cementing and Energy Services each operate under a limited liability company agreement (the "Agreements") and will continue perpetually until terminated pursuant to statute or any provision of the Agreements. No member shall be liable for the expenses, liabilities or obligations of the Company.

Each Agreement provides for specific voting rights of the members. For matters that require a vote, members have one vote for each whole percentage interest held by the member at the time of vote.

Distributions and profit and loss allocations are based on the pro rata share of each member’s ownership percentages.

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

Each Agreement places limits on the transfer of members’ interests. Encumbrances are prohibited unless they are a Permitted Encumbrance, as defined in the Agreement.

9.	Commitments and Contingencies
The Company is, from time to time, involved in routine litigation or subject to disputes or claims related to business activities, including workers’ compensation claims and employment related disputes. In the opinion of management, none of the pending litigation, disputes or claims against the Company, if decided adversely, is expected to have a material effect on the Company’s financial condition, results of operations or cash flows.

The Company partially insures some workers’ compensation and auto claims, which includes medical expenses, lost time and temporary or permanent disability benefits. As of March 31, 2017 and December 31, 2016, the policy requires a deductible per occurrence of $250,000, for each respective period. The Company establishes liabilities for the unpaid deductible portion of claims incurred relating to workers’ compensation and auto liability based on estimates. As of March 31, 2017 and December 31, 2016, the policies contained aggregate stop losses of $2,000,000, for each respective period. As of March 31, 2017 and December 31, 2016, accrued claims were approximately $25,000.

10.	Equity-Based Compensation
Upon formation of each Stingray entity, a specified member of management (the "employee member") and a specified non-employee (the "non-employee member") were granted the right to receive capital distributions under the Agreements after the contributing entities, unreturned capital balances were recovered (referred to as "Payout"). The employee member’s right to receive a post Payout distribution is generally subject to continued employment. The non-employee member’s grant is revalued at the end of each reporting period. The Company has valued the post Payout distribution rights using the option pricing method as of the grant dates that coincide with the formation of the respective entities. The exercise price was based on the contributing entities, contributions at the formation date. No compensation cost has been recognized during the three months ended March 31, 2017 and the year ended December 31, 2016, because Payout was not deemed probable, and the post Payout right does not vest until Payout is reached. At March 31, 2017, the Company had $732,142 in unrecognized compensation costs associated with these post Payout distribution rights.

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

11.	Related Party Transactions
Transactions between the subsidiaries of the Company and the following companies are included in Related Party Transactions: Gulfport; Taylor Frac, LLC (“Taylor”); Mammoth Energy Services, Inc. and subsidiaries ("Mammoth"); Stingray Logistics LLC, a subsidiary of Mammoth ("SR Logistics"); Stingray Pressure Pumping, LLC, a subsidiary of Mammoth ("Pressure Pumping"); Barracuda Logistics LLC, a subsidiary of Mammoth ("Barracuda"); Silverback Energy Services LLC, a subsidiary of Mammoth ("Silverback"); Everest Operations Management LLC ("Everest"); and Wexford.

		REVENUES		ACCOUNTS RECEIVABLE
		Three Months Ended March 31,		March 31,	December 31,
		2017	2016	2017	2016
SR Energy and Gulfport	(a)	$5,671,424	$1,001,490	$6,239,637	$4,646,406
Cementing and Gulfport	(b)	2,498,340	2,334,025	1,418,615	816,407
SR Energy and SR Logistics	(c)	—	—	—	12,671
SR Energy and Taylor	(d)	—	—	—	—
SR Energy and Pressure Pumping	(e)	222,382	159,807	411,570	146,054
SR Energy and Silverback	(f)	—	—	—	6,279
SR Energy and Barracuda	(g)	14,983	2,916	7,785	6,801
		$8,407,129	$3,498,238	$8,077,607	$5,634,618

a.	SR Energy provides rental services to Gulfport.

b.	Cementing provides well casing services to Gulfport.

c.	SR Energy provides rental services to SR Logistics.

d.	SR Energy provides rental services to Taylor.

e.	SR Energy provides rental services to Pressure Pumping.

f.	SR Energy provides rental services to Silverback.

g.	SR Energy provides rental services to Barracuda.

		COST OF REVENUE		ACCOUNTS PAYABLE
		Three Months Ended March 31,		March 31,	December 31,
		2017	2016	2017	2016
SR Energy and Mammoth	(h)	$29,446	$68,448	$—	$—
Cementing and Mammoth	(h)	14,760	22,517	—	—
		$44,206	$90,965	$—	$—

		SELLING, GENERAL AND ADMINISTRATIVE COSTS
SR Energy and Mammoth	(i)	$178,208	$130,299	$1,773,821	$1,152,271
Cementing and Mammoth	(i)	73,012	18,487	91,856	207,927
SR Energy and Everest	(j)	—	903	—	—
Cementing and Everest	(j)	12	654	—	—
SR Energy and Wexford	(k)	821	566	792	796
Cementing and Wexford	(k)	761	193	404	1,330
		$252,814	$151,102	$1,866,873	$1,362,324
				$1,866,873	$1,362,324

h.	Mammoth provides certain payroll and related benefits, insurance and other services.

i.	Mammoth provides technical and administrative services and pays for goods and services on behalf of SR Energy and Cementing.

j.
Everest has historically provided office space and certain technical, administrative and payroll services to the Company and the Company has reimbursed Everest in amounts determined by Everest based on estimates of the amount of office space provided and the amount of employees’ time spent performing services for the Company.

k.	Wexford provides certain administrative and analytical services to the Company and, from time to time, the Company pays for goods and services on behalf of Wexford.

STINGRAY ENERGY SERVICES LLC AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

12.	401(k) Plans
The Company participates in a 401(k) retirement plan which is sponsored by an affiliate that enables workers to defer up to specific percentages of their annual compensation and contribute such amount to the plan. The Company provides a discretionary contribution of 3% for each employee and could also contribute additional amounts at their sole discretion. For the three months ended March 31, 2017 and 2016, the contributions were $0, during the respective periods.

13.	Subsequent Events
The Company has evaluated the period after March 31, 2017 through July 27, 2017, the date the financial statements were available to be issued, noting no subsequent events or transactions that required recognition or disclosure in the financial statements other than those noted below.

On March 21, 2017, Mammoth, a related party to the Company, Wexford and Gulfport, announced that it had entered into definitive agreements, each dated as of March 20, 2017, as subsequently amended, to acquire the Company. The acquisition of the Company closed on June 5, 2017. Pursuant to the agreements, Mammoth issued 1,392,548 shares of its common stock, par value $0.01 per share, for all outstanding equity interests in of the Company. Based upon a closing price of Mammoth's common stock of $18.50 per share on June 5, 2017, the total purchase price was approximately $25.8 million.